Exhibit 99.1

[NORTHWEST AIRLINES(R) LETTERHEAD]

NEWSRELEASE

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES REPORTS SECOND QUARTER 2003 RESULTS

ST. PAUL, MINN. – (July17, 2003) – Northwest Airlines Corporation (NASDAQ: NWAC), the parent of Northwest Airlines, today reported a second quarter net profit of $227 million or $2.45 per diluted common share.  This compares to a second quarter 2002 net loss of $93 million or $1.08 per common share.

Northwest’s second quarter 2003 results included $387 million of unusual items:

•                                         A $209 million reimbursement of security fees received from the U.S. government under the Emergency Wartime Supplemental Appropriations Act;

•                                         A $199 million gain resulting from the sale of Northwest’s interest in Worldspan; and

•                                         A $21 million charge related to the write-down of certain aircraft.

Excluding these unusual items, Northwest reported a second quarter 2003 net loss of $160 million or $1.86 per common share.

“Second quarter results were impacted by the war in Iraq and SARS (Severe Acute Respiratory Syndrome).  Moreover, we are still not seeing meaningful improvement in the underlying financial performance of the airline,” said Richard Anderson, chief executive officer.

“Excluding the unusual gains resulting from the sale of our Worldspan investment and the one-time federal reimbursement received under the Wartime Act, Northwest’s $160 million loss was its worst second quarter performance in company history,” Anderson continued.

Anderson added, “While we aggressively reduced capacity and parked aircraft in response to the Iraq war and SARS, the revenue environment, at best, is showing marginal improvement.  Clearly, with losses of the magnitude that we are experiencing, our top priority remains to bring the company’s costs in line with our new level of revenues.  We continue to work with our labor union leaders and our suppliers to address our cost of operation, as Northwest must align its cost structure with its revenue expectations and with those of our major competitors.”

Operating Results

For the June 2003 quarter, Northwest reported a $73 million operating loss, which compares to last year’s second quarter $46 million operating loss.

Second quarter 2003 operating revenues of $2.3 billion were 4.5% lower than reported in the second quarter of 2002 on 9.1% fewer available seat miles (ASMs).

Operating expenses decreased 3.3%, primarily as a result of the lower capacity and cost reductions achieved.  Second quarter 2003 unit costs, excluding fuel and unusual items, increased by 3.3% year-over-year.

During the quarter, fuel price averaged 80 cents per gallon, which was 16.6% higher than in the second quarter of last year.

Northwest’s quarter-end unrestricted cash balance was $2.8 billion, which includes the one-time $209 million payment received from the government, $278 million from the sale of Worldspan, and $150 million from the issuance of additional debt in the form of convertible notes.

“While our cash position remains strong at this time, it has been achieved primarily through borrowings, asset sales and the one-time government payment rather than generated by profits from operations,” said Bernie Han, chief financial officer.

Other Activity

In June, travelers began enjoying the benefits of the marketing agreement between Northwest and Delta Air Lines. The two carriers, along with Northwest’s current partner, Continental Airlines, expanded frequent flyer program options and announced codeshare service.

On July 2, Delta and Northwest began placing their codes on each other’s flights from Memphis and Salt Lake City.  Also, Delta customers began purchasing seats under the Delta code on Northwest-operated flights from New York (Kennedy), San Francisco and Seattle/Tacoma to Tokyo, Japan.

“Our customers now have the opportunity to earn WorldPerks frequent flyer miles while traveling on three major U.S. carriers —Northwest, Continental and Delta.  In addition, elite members of Continental, Delta and Northwest’s frequent flyer programs can now enjoy their benefits on the three airlines, including early flight boarding, elite check-in and elite mileage qualification,” said Doug Steenland, president.

Last week, Northwest WorldPerks members gained the ability to redeem frequent flyer miles for itineraries that include the combination of any Continental, Delta, and Northwest-operated flights, by using just one award to travel to any of 374 destinations worldwide.

“During the quarter, Northwest expanded its comprehensive self-service check-in program to every destination it serves worldwide,” Steenland added.  In May, Northwest implemented “interline” electronic ticketing with its partner KLM, making it possible for customers to use a single e-ticket when flying on both airlines, and opening up the remainder of its European network to self-service check-in.

“We also expanded Internet check-in service to 11 Northwest Web sites in Asia, with translations into four languages, services not offered by any other airline,” he continued.

In addition, during June, a majority of eligible customers used Northwest’s convenient self-service check-in options to obtain their boarding pass, at either nwa.com or through one of 655 kiosks in 155 airports, more locations than any other airline.

Northwest Airlines

Northwest Airlines is the world’s fourth largest airline with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,500 daily departures. With its travel partners, Northwest serves nearly 750 cities in almost 120 countries on six continents.

Statements in this news release that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the future level of air travel demand, the Company’s future load factors and yields, the airline pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the expansion of low-fare carriers, the price and availability of jet fuel, the war with Iraq, and the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory syndrome (SARS), labor negotiations both at other carriers and Northwest, capacity decisions of other carriers, actions of the U.S and foreign governments, foreign currency exchange rate fluctuations and inflation.  Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

# # #

For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331.

NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Three Months Ended June 30		Percent Change		Six Months Ended June 30		Percent Change
	2003	2002			2003	2002
OPERATING REVENUES
Passenger	$1,906	$2,052	(7.1)		$3,754	$3,870	(3.0)
Cargo	181	176	2.8		348	324	7.4
Other	210	178	18.0		445	392	13.5
Total operating revenues	2,297	2,406	(4.5)		4,547	4,586	(0.9)

OPERATING EXPENSES
Salaries, wages and benefits (a)	944	936	0.9		1,989	1,860	6.9
Aircraft fuel and taxes	375	360	4.2		786	651	20.7
Selling and marketing	170	200	(15.0)		346	418	(17.2)
Depreciation and amortization (b)	162	131	23.7		304	266	14.3
Aircraft rentals	120	116	3.4		238	229	3.9
Aircraft maintenance materials and repairs	95	151	(37.1)		228	296	(23.0)
Other rentals	69	74	(6.8)		140	136	2.9
Landing fees	69	67	3.0		141	128	10.2
Other	366	417	(12.2)		774	844	(8.3)
Total operating expenses	2,370	2,452	(3.3)		4,946	4,828	2.4

OPERATING LOSS	(73)	(46)	(58.7)		(399)	(242)	(64.9)
Operating margin	(3.2)%	(1.9)%	(1.3	)pts.	(8.8)%	(5.3)%	(3.5	)pts.

OTHER INCOME (EXPENSE)
Emergency Wartime Appropriations (c)	209	—			209	—
Interest expense, net	(113)	(100)	(13.0)		(224)	(194)	(15.5)
Interest of preferred security holder	(6)	(7)	14.3		(12)	(12)	0.0
Investment income	11	12	(8.3)		20	23	(13.0)
Foreign currency gain (loss)	(2)	(11)			(3)	(11)
Other (d)	201	11	n/m		210	34	517.6
Total other income (expense)	300	(95)	415.8		200	(160)	225.0

INCOME (LOSS) BEFORE INCOME TAXES	227	(141)	261.0		(199)	(402)	50.5

Income tax benefit (e)	0	(48)			(30)	(138)

NET INCOME (LOSS)	$227	$(93)			$(169)	$(264)

Earnings (Loss) per common share:
Basic	$2.64	$(1.08)			$(1.97)	$(3.09)
Diluted	$2.45	$(1.08)			$(1.97)	$(3.09)

Average shares used in computation:
Basic	86	86			86	86
Diluted	93	86			86	86

NOTES:

(a)                                  During the quarter ended March 31, 2003, the Company recorded charges related to severance and the acceleration of pension expense resulting from a reduction in work force of $20 million and $58 million, respectively.

(b)                                  During the quarter ended June 30, 2003, the Company recorded aircraft and aircraft related write-downs of $21 million, primarily for Boeing 727-200 aircraft.

(c)                                  During the quarter ended June 30, 2003, the Company recognized $209 million representing funds received under the Emergency Wartime Supplemental Appropriations Act as reimbursement for security fees paid to the Transportation Security Administration.

(d)                                  During the quarter ended June 30, 2003, the Company recognized a $199 million gain from the sale of its investment in WORLDSPAN, L.P.

(e)                                  During the quarter ended March 31, 2003, the Company recognized its remaining $30 million net deferred tax liability.  Given recent loss experience, current accounting rules do not allow the Company’s balance sheet to reflect a net deferred tax asset.  Therefore, a valuation allowance is provided against tax benefits in excess of its previously remaining deferred tax liability.  During the quarter ended June 30, 2003, the tax provision that would otherwise be reflected is utilized to reduce the valuation allowance recorded in prior periods.

NORTHWEST AIRLINES CORPORATION

OPERATING STATISTICS (1)

	Three Months Ended June 30				Percent Change		Six Months Ended June 30				Percent Change
	2003		2002				2003		2002
Scheduled Service:
Available seat miles (ASM) (millions)	21,397		23,537		(9.1)		43,922		45,299		(3.0)
Revenue passenger miles (RPM) (millions)	16,356		18,581		(12.0)		32,918		35,118		(6.3)
Passenger load factor	76.4%		78.9%		(2.5	)pts.	74.9%		77.5%		(2.6	)pts.
Revenue passengers (thousands)	12,788		13,627		(6.2)		25,072		25,526		(1.8)
Passenger revenue per (RPM) (yield)	11.15	¢	10.69	¢	4.3		10.92	¢	10.65	¢	2.5
Passenger revenue per ASM (RASM)	8.52	¢	8.44	¢	0.9		8.19	¢	8.26	¢	(0.8)

Total operating ASM (millions)	21,680		23,580		(8.1)		44,418		45,398		(2.2)
Operating expense per total ASM (2)	9.84	¢	9.34	¢	5.4		10.01	¢	9.49	¢	5.5
Operating expense per total ASM excluding unusual items (2)	9.75	¢	9.34	¢	4.4		9.78	¢	9.49	¢	3.1
Operating expense per total ASM excluding fuel and unusual items (2)	8.23	¢	7.97	¢	3.3		8.21	¢	8.20	¢	0.1

Cargo ton miles (CTM) (millions)	536		572		(6.3)		1,019		1,052		(3.1)
Cargo revenue per ton mile	33.76	¢	30.79	¢	9.6		34.09	¢	30.84	¢	10.5

Fuel gallons consumed (millions)	426		479		(11.1)		868		924		(6.1)
Average fuel cost per gallon, excluding fuel taxes	80.29	¢	68.83	¢	16.6		82.61	¢	63.98	¢	29.1
Number of operating aircraft at end of period							426		438		(2.7)
Full-time equivalent employees at end of period							39,442		46,260		(14.7)

(1)          All statistics exclude Pinnacle Airlines, a majority-owned Northwest Airlink regional carrier, which is consistent with how the Company reports statistics to the DOT and is comparable to statistics reported by other major network airlines.

(2)          Excludes the revenues and expenses associated with the operation of Northwest’s fleet of Boeing 747 freighter aircraft, MLT Inc., NBA transportation program and gain/loss on disposal of assets.

SELECTED BALANCE SHEET DATA

(in millions)	June 30, 2003	December 31, 2002

Cash and cash equivalents	$2,814	$2,097
Restricted short-term investments	125	100
Cash and cash equivalents, including restricted amounts	2,939	2,197

Total assets	13,749	13,289

Long-term debt, including current maturities	6,879	6,531
Long-term obligations under capital leases, including current obligations	451	451

Common stockholders’ deficit	(2,573)	(2,262)

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three and Six Months Ended June 30, 2003

Pursuant to the new SEC Regulation G, the Company is providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis.  It is the Company’s view that the reported non-GAAP financial measures results are more consistent with the Company’s true operating performance as they exclude unusual items and, consistent with reported operating statistics, exclude subsidiaries.  These measurements are more comparable to financial measures reported by other major network airlines that are submitted to the Department of Transportation.

	Operating Revenues	Operating Expenses	Operating Loss	Income (Loss) before Income Taxes	Net Income (Loss)	Earnings (Loss per Share)
						Basic	Diluted
	(in millions, except per share data)
Three Months Ended June 30, 2003
GAAP Financial Information	$2,297	$2,370	$(73)	$227	$227	$2.64	$2.45

Items Excluded (1):
Emergency wartime appropriations	—	—	—	(209)	(209)	(2.43)	(2.25)
Gain on sale of WORLDSPAN	—	—	—	(199)	(199)	(2.31)	(2.14)
Aircraft impairment	—	(21)	21	21	21	0.24	0.22
Impact of transitioning to diluted loss per share	—	—	—	—	—	—	(0.14)

Non-GAAP Financial Information	$2,297	$2,349	$(52)	$(160)	$(160)	$(1.86)	$(1.86)

Non-GAAP Margin			(2.3)%	(7.0)%

Six Months Ended June 30, 2003
GAAP Financial Information	$4,547	$4,946	$(399)	$(199)	$(169)	$(1.97)	$(1.97)

Items Excluded (1):
Emergency wartime appropriations	—	—	—	(209)	(209)	(2.43)	(2.43)
Gain on sale of WORLDSPAN	—	—	—	(199)	(199)	(2.31)	(2.31)
Aircraft impairment	—	(21)	21	21	21	0.24	0.24
Curtailment charge	—	(58)	58	58	58	0.67	0.67
Severance expenses	—	(20)	20	20	20	0.24	0.24

Non-GAAP Financial Information	$4,547	$4,847	$(300)	$(508)	$(478)	$(5.56)	$(5.56)

Non-GAAP Margin			(6.6)%	(11.2)%

(1)          Excluded items are not tax effected due to the Company’s current tax status.  See note (d) to the Condensed Consolidated Statements of Operations.

	Three Months Ended June 30		Six Months Ended June 30
(in millions)	2003	2002	2003	2002
Passenger Revenue per Scheduled ASM (reconciliation):
System passenger revenues per GAAP	$1,906	$2,052	$3,754	$3,870
Pinnacle Airlines Revenues	(84)	(66)	(162)	(130)
Passenger revenues, excluding Pinnacle Airlines	$1,822	$1,986	$3,592	$3,740
Scheduled ASMs (millions)	21,397	23,537	43,922	45,299
Passenger revenue per scheduled ASM	8.52 ¢	8.44 ¢	8.19 ¢	8.26 ¢

Operating Expense per Total ASM (reconciliation):
Operating expenses per GAAP	$2,370	$2,452	$4,946	$4,828
Freighter operations	(117)	(120)	(237)	(224)
MLT Inc. - net of intercompany eliminations	(47)	(73)	(119)	(170)
Pinnacle Airlines - net of intercompany eliminations	(69)	(53)	(133)	(110)
Other	(3)	(3)	(12)	(15)
Operating expenses-passenger service	$2,134	$2,203	$4,445	$4,309
Total operating ASM (millions)	21,680	23,580	44,418	45,398
Operating expense per total ASM	9.84 ¢	9.34 ¢	10.01 ¢	9.49 ¢

Unusual items:
Aircraft impairment	(21)	—	(21)	—
Curtailment charge	—	—	(58)	—
Severance expenses	—	—	(20)	—
Operating expenses-passenger service excluding unusual items	$2,113	$2,203	$4,346	$4,309
Operating expense per total ASM excluding unusual items	9.75 ¢	9.34 ¢	9.78 ¢	9.49 ¢

Less: Mainline fuel expense	330	324	699	586
Operating expenses-passenger service excluding unusual items and fuel	$1,783	$1,879	$3,647	$3,723
Operating expense per total ASM excluding fuel and unusual items	8.23 ¢	7.97 ¢	8.21 ¢	8.20 ¢